EXHIBIT 10.3

                                  STRATUS COMPUTER, INC.

                               EMPLOYEE STOCK PURCHASE PLAN
                  Amended and Restated Effective as of April 23, 1997


1. PURPOSE. The purpose of this Employee Stock Purchase Plan (the "Plan") is to provide employees of Stratus Computer, Inc. (the "Company"), and its subsidiaries, who wish to become shareholders of the Company an opportunity to purchase Common Stock of the Company (the "Shares"). The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2. ELIGIBLE EMPLOYEES. Subject to provisions of Sections 7, 8 and 9 below, any individual who is in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 424(f) of the Code) the employees of which are designated by the Board of Directors as eligible to participate in the Plan, is eligible to participate in any Offering of Shares (as defined in Section 3 below) made by the Company hereunder. Regular Full-time or Regular Part-time employment shall include all employees whose customary employment is:

         (a)      in excess of twenty (20) hours per week, and

         (b)      more than five (5) months in the relevant calendar year,

         in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

3. OFFERING DATES. From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to employees eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

4. PRICES. The price per share for each grant of rights hereunder shall be the lesser of:

         (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

         (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

         At its discretion, the Board of Directors may determine a higher price for a grant of rights.

5.       EXERCISE OF RIGHTS AND METHOD OF PAYMENT.

         (a) Rights granted under the Plan will be exercisable periodically on specified dates as determined by the Board of Directors.



         (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment, or both, as determined by the Board of Directors; provided, however, that payment through regular payroll deductions may in no event commence before the date on which a prospectus (or, if permitted by the Code, an Information Statement) with respect to the Offering of the Shares covered by the Plan is provided to each participating employee. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments received by the Company from a participating employee and not utilized for the purchase of Shares upon exercise of a right granted hereunder shall be promptly returned to such employee by the Company after termination of the right to which the payment relates.

6. TERM OF RIGHTS. Rights granted on any Offering Date shall be exercisable upon the expiration of such period ("Offering Period") as shall be determined by the Board of Directors when it authorizes the Offering, provided that such Offering Period shall in no event be longer than twenty-seven (27) months.

7. SHARES SUBJECT TO THE PLAN. No more than four million one hundred thousand (4,100,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares which an employee may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be subject to a right and each right shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation will include provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

8.       LIMITATIONS ON GRANTS

         (a) No employee shall be granted a right hereunder if such employee, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Sections 423(b)(3) and 424(d) of the Code.

         (b) No employee shall be granted a right which permits his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

         (c) No right granted to any participating employee under a single Offering shall cover more shares than may be purchased at an exercise price equal to that percentage of the employee's annual rate of compensation on the date the employee elects to participate in the Offering as determined by the Board of Directors from time to time.

9. LIMIT ON PARTICIPATION. Participation in an Offering shall be limited to eligible employees who elect to participate in such Offering in the manner, and within the time limitation, established by the Board of Directors when it authorizes the Offering.

10. CANCELLATION OF ELECTION TO PARTICIPATE. An employee who has elected to participate in an Offering may cancel such election (unless such employee shall have waived this cancellation right in accordance with procedures established by the Board of Directors) as to all (but not part) of the rights granted under such Offering by giving written notice of such cancellation to the Company before the expiration of the Offering Period. Any amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employeeOs compensation through payroll deductions shall be paid to the employee, without interest, upon such cancellation.

11. TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, including the death of the employee, before the date on which any rights granted under the Plan are exercisable, all such rights shall immediately terminate and amounts paid by the employee for the Shares or withheld for the purchase of Shares from the employee's compensation through payroll deductions shall be paid to the employee or to the employee's estate, without interest.

12. EMPLOYEE'S RIGHTS AS SHAREHOLDERS. No participating employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such rights have been exercised, full payment has been made for the corresponding Shares and the Share certificates are actually issued.

13.      RIGHTS NOT TRANSFERABLE.  Rights under the Plan are  not assignable  or
transferable   by  a  participating  employee  and  are exercisable  only by the employee.

14.      TERMINATION OR AMENDMENT OF PLAN

         The Board of Directors may at any time terminate or amend this Plan without notice and without further action on the part of shareholders of the Company, provided:

         (a) that no such termination or amendment shall adversely affect the then existing rights of any participating employee;

         (b)      that any such amendment which:

               (i) increases the number of Shares subject to the Plan (subject to the provisions of Section 7);

               (ii) changes the class of persons eligible to participate under the Plan; or

               (iii) materially increases the benefits accruing to participants under the Plan shall be subject to approval of the shareholders of the Company.








15. EFFECTIVE DATE AND APPROVALS. The Plan was originally adopted by the Board of Directors on November 15, 1983, became effective on December 31, 1983, and was approved by the shareholders of the Company on May 22, 1984. The Purchase Plan originally provided for the reservation of 200,000 shares of Common Stock for issuance upon the exercise of the right to purchase such shares which was increased by Board of Director and Stockholder approvals on March 26, 1985, and May 29, 1985, respectively, with an amendment to 700,000 shares of Common Stock. On December 13, 1988, and February 7, 1989, respectively, the Board of Directors adopted, subject to stockholder approval, a Restatement of the Employee Stock Purchase Plan increasing the number of shares available for purchase by 1,000,000 shares, to a total of 1,700,000 shares and extending its term for an additional five (5) years to and including December 31, 1994. These changes were approved by the stockholders on April 25, 1989. An amendment to the Purchase Plan was adopted by the Board of Directors on January 29, 1991, and approved by the stockholders on April 23, 1991, increasing the number of shares available for issuance under the Plan by 1,000,000 to 2,700,000. The Board of Directors adopted an amendment on January 25, 1994, extending the term of the Plan by an additional ten (10) years through December 31, 2004. This amendment was approved by the stockholders on April 19, 1994. An amendment to the Plan adopted by the Board of Directors on January 31, 1995, and approved by the stockholders on April 25, 1995, increased the number of shares available for issuance under the Plan by 400,000 to 3,100,000. An amendment to the Purchase Plan was adopted by the Board of Directors on August 1, 1995, to ensure that the plan administrators were "disinterested persons" for purposes of Section 16(b)(3) of the Exchange Act. On October 22, 1996 the Board of Directors adopted an Amendment to the Plan allowing officers that withdraw from an offering to participate in the next offering without waiting six (6) months, in compliance with the new Rules for the Exchange Act. On January 13, 1997, the Board of Directors approved an amendment to increase the aggregate number of shares that may be issued under the Plan by 1,000,000 to 4,100,000, subject to stockholder approval. This Amendment was approved by the stockholders on April 23, 1997. This restatement of the Plan became effective on April 23, 1997, the date it was adopted by the stockholders.

     The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Company receiving the opinion of its counsel that all applicable securities laws have been complied with.

16. TERM OF PLAN. No rights shall be granted under the Plan after December 31, 2004.


17. ADMINISTRATION OF THE PLAN. The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan. The Administrator may waive such provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.